Exhibit 10.26

MEMBERSHIP UNIT PURCHASE AGREEMENT

THIS MEMBERSHIP UNIT PURCHASE AGREEMENT (“Agreement”) is entered into by and between TWIN CITIES POWER, L.L.C., a Minnesota Limited Liability Company (the “SELLER” and/or “COMPANY”), and JOHN O. HANSON (the “PURCHASER”) dated the 28th day of March 2012 and for accounting purposes this Agreement shall be determined to be effective January 31st, 2012. The PURCHASER and SELLER are jointly referred to as PARTIES (“PARTIES”).

1.              WHEREAS, the PURCHASER has loaned to the SELLER pursuant to Loan Agreements dated August 31st, 2006 as Amended and June 26th, 2008 as Amended totaling $4,000,000.00 with a principle balance due as of January 31st, 2012 of $2,745,000.00 plus interest due and payable through January 31st, 2012, the closing date as herein defined (the “HANSON LOANS”). The HANSON LOANS are represented by Exhibits A and B and are attached hereto and incorporated herein by this reference.

2.              WHEREAS, the PURCHASER has pledged the HANSON LOANS to the Bremer Bank National Association (“Bremer Bank”) to secure payment of, among other things, multiple loans made to, and guaranteed by the PURCHASER, (the “Bremer Loans”).

3.              WHEREAS, the SELLER has requested and the PURCHASER has agreed to convert the HANSON LOANS to equity in the SELLER through the purchase of Financial Rights in Membership Units of the SELLER,

4.              WHEREAS, SELLER shall sell, convey and issue, and PURCHASER has the rightto purchase the financial rights to four hundred ninety six (496) membership units of the SELLER (the “Purchased Units”) for the consideration and on the terms set forth in this Agreement. The Purchased Units are represented by Exhibit C, which is attached hereto and incorporated herein by this reference.

5.              WHEREAS, SELLER shall assign, and PURCHASER has agreed to accept the Financial Rights associated with the Purchased Units sold by SELLER effective as of January 31st, 2012 and the SELLER shall retain all Governance Rights in the Purchased Units, pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the SELLER and PURCHASER, intending to be legally bound, hereby agree as follows:

1.                                       MEMBERSHIP UNIT PURCHASE

1.1 FINANCIAL RIGHTS UNIT PURCHASE

Subject to the terms and conditions of this Agreement, SELLER hereby agrees to sell, issue and convey the Financial Rights to the Purchased Units, and PURCHASER agrees to purchase the Financial Rights to the Purchased Units.

1.2 PURCHASE PRICE

The purchase price to be paid by PURCHASER to SELLER for the Purchased Units shall be two million seven hundred forty-five thousand no/100 Dollars ($2,745,000.00) (the “Purchase Price”). The Purchase Price shall be paid by the PURCHASER to the SELLER by converting the HANSON LOANS to equity in the COMPANY in payment for the Purchased Units.

(a)          The SELLER and PURCHASER shall execute and deliver all documents and instruments and take all such other actions as required by this Agreement.

1.3           FINANCIAL RIGHTS UNIT ISSUANCE

Effective upon payment to SELLER of the Purchase Price by cancellation of the HANSON LOANS by the SELLER and execution of the Agreement, SELLER shall contemporaneously convey to PURCHASER the Financial Rights to the Purchased Units by delivering a fully executed Certificate of Membership Units in the form attached hereto as Exhibit C The date set forth in the first paragraph of this Agreement shall be the “Closing Date” for purposes of this Agreement. Said issuance of the Purchased Units shall be promptly reflected in the required records of the COMPANY.

2.                                       REPRESENTATIONS AND WARRANTIES OF SELLER

SELLER represents and warrants to PURCHASER as follows:

2.1           AUTHORITY; NO CONFLICT

(a)                    This Agreement constitutes the legal, valid, and binding obligation of SELLER, enforceable in accordance with its terms;

(b)                   SELLER has the full legal capacity, power and authority to enter into this Agreement and perform SELLER’ s obligations hereunder;

(c)                    Neither the execution and delivery of this Agreement nor the consummation or performance of SELLER’s obligations under this Agreement will conflict with, or result in a violation of any laws, regulations, ordinances, or any contract or agreement to which SELLER is a party or by which SELLER is bound; and

(d)                   SELLER does not require the approval of third parties other than Bremer Bank to consummate and perform SELLER’s obligations under this Agreement.

(e)                    SELLER has received all necessary approvals of it members to consummate and perform SELLER’s obligations under this Agreement.

(f)                      SELLER represents that the purchase of units are securities under Article 8 of the Uniform Commercial Code and SELLER shall not opt out of Article 8 without the prior written consent of Bremer Bank.

2.2           NO ENCUMBRANCES

The Purchased Units which constitute the Financial Rights of 496 non-dilutable Membership Units of SELLER are, and shall be issued and conveyed to PURCHASER, free and clear of all encumbrances, liens, or claims of other parties of any kind.

2.3           LITIGATION, ADVERSE CLAIMS AND RELATED MATTERS

There is no current, pending, or to the best of SELLER’s knowledge, threatened litigation proceeding, or investigation relating to the Purchased Units nor is there any judgment, order or decree which would prevent, impede, or make illegal the consummation of the transactions contemplated in this Agreement.

2.4           LAWS AND REGULATIONS

To the best of SELLER’s knowledge, PURCHASER has complied, and is in compliance, with all applicable laws, statutes, orders, rules, regulations and requirements promulgated by governmental or other authorities relating to the PURCHASER’ s business.

2.5           NO REPRESENTATIONS

SELLER acknowledges that neither PURCHASER, nor any officer, director, representative or agent of the PURCHASER, has made any representation, warranty, or agreement with SELLER to induce SELLER to convey the Purchased Units as herein contemplated, except as specifically set forth in this Agreement. SELLER has determined that the Purchase Price herein specified represents fair consideration for the Purchased Units and has not relied on any representation by PURCHASER in that regard.

2.6           CONSULTATION

SELLER acknowledges that SELLER has had the opportunity to consult with and to obtain advice from such legal, tax, and other advisers as SELLER has deemed appropriate and that the Agreement to convey the Purchased Units to PURCHASER constitutes SELLER’s free and informed decision. The PURCHASER acknowledges and agrees that the PURCHASER is not represented by Larry S. Severson In House Counsel for the SELLER.

2.7           INCOME, GAIN, LOSS OR DEDUCTION ALLOCATION

The SELLER agrees after January 31st, 2012, all allocations of income, gain, loss or deduction shall be made for the account of the PURCHASER with respect to the Financial Rights related to the Purchased Units.

2.8           DISTRIBUTIONS

SELLER shall pay guaranteed monthly prepaid distributions to PURCHASER (or for the benefit of PURCHASER, as indicated below) according to the following schedule:

(a)          $25,000 to Bremer Bank on or before February 1, 2012;

(b)         $25,000 to Bremer Bank on or before March 1, 2012;

(c)          $25,000 to Bremer Bank on or before April 1, 2012; and

(d)         Commencing on May 1, 2012 and continuing on the first day of each subsequent month, SELLER shall pay monthly prepaid distributions as follows: a) to PURCHASER a payment $5,000 per month and b) to Bremer Bank for the benefit of PURCHASER a payment of $40,000 per month.

(Collectively, such payments are referred to as “Prepaid Distributions”).  Seller shall pay monthly Prepaid Distributions until the Purchased Units are repurchased by SELLER.    Notwithstanding anything to the contrary in this Agreement, the payments due on February 1, 2012, March 1, 2012 and April 1, 2012 under this paragraph shall be deemed timely made if all such payments are paid on or before April 10, 2012.

2.9           REPURCHASE OF THE PURCHASED UNITS

The SELLER has a right to repurchase the Purchased Units from the PURCHASER at any time, subject to the consent of Bremer Bank as a secured party and not in any other capacity, by payment of $2,745,000.00 pursuant to a Loan Agreement between SELLER and PURCHASER with the same terms and conditions as in the original Loan Agreements dated August 31, 2006 and June 26, 2008 (the “New Loan Agreement”) to the PURCHASER.   In the event repurchase does not occur by December 31st, 2013, Timothy S. Krieger, pursuant to the Personal Guaranty, shall personally guarantee the payment of $2,745,000.00 and is required to repurchase the Purchased Units from the PURCHASER at any time the SELLER is in default pursuant to this Agreement and in any event prior to December 31, 2013 if the SELLER has not exercised its right to repurchase the Purchased Units.  A copy of the Personal Guaranty is marked as Exhibit “D” and is attached hereto and incorporated herein by this reference.

3.                                       REPRESENTATIONS AND WARRANTIES OF PURCHASER

PURCHASER represents and warrants to the SELLER as follows:

3.1           AUTHORITY; NO CONFLICT

(a)                                  This Agreement constitutes the legal, valid, and binding obligation of the PURCHASER, enforceable in accordance with its terms.

(b)                                 PURCHASER has the full legal capacity, power and authority to enter into this Agreement and perform PURCHASER obligations hereunder.

(c)                                  Neither the execution and delivery of this Agreement nor the consummation or performance of PURCHASER obligations under this Agreement will conflict with, or result in a violation of any laws, regulations, ordinances, or any contract or agreement to which PURCHASER is a party or by which PURCHASER is bound.

(d)                                 PURCHASER has received, or will have received, all necessary approvals, including Bremer Bank’s approval, or other third parties to consummate and perform PURCHASER obligations under this Agreement.

3.2           NO REPRESENTATIONS

PURCHASER acknowledges that the SELLER has made no representation, warranty, or agreement with PURCHASER to induce PURCHASER to purchase the Purchased Units as herein contemplated, except as specifically set forth in this Agreement. PURCHASER has determined that the Purchase Price represents fair consideration for the Purchased Units and has not relied on any representation by SELLER in that regard.

3.3           CONSULTATION

PURCHASER acknowledges that it has had the opportunity to consult with and to obtain advice from such legal, tax, and other advisers as PURCHASER has deemed appropriate and that his decision to purchase the Financial Rights of the Purchased Units constitutes his free and informed decision.

3.4           THE BREMER BANK PLEDGE AND PERSONAL GUARANTEE

(a)                         The HANSON LOANS principle balances represented by Exhibits A and B shall be converted to equity in Purchased Units of the SELLER and which Purchased Units are represented by Exhibit C. The Bremer Loans are secured by a pledge of the HANSON LOANS, which pledge shall now be of the Purchased Units to the Bremer Bank by PURCHASER in favor of Bremer Bank and may not be transferred, sold, pledged or otherwise encumbered without the prior written consent of Bremer Bank.

4.                                       DEFAULT AND TERMINATION

4.1           DEFAULT

A party shall be in default under the terms of the Agreement in the event such party fails to perform or comply with any material term, condition, obligation or covenant contained herein and such default shall continue for a period of fifteen (15) days after written notice from the non-defaulting party.

4.2           REMEDIES

In the event of default, the non-defaulting party may elect to terminate this Agreement or to seek enforcement of the obligations of the defaulting party hereunder, damages and/or such other rights and remedies as are available at law or in equity. In addition, a party shall have the unilateral right to terminate this Agreement immediately in the event that the other party: (a) initiates any voluntary proceeding in bankruptcy; (b) is the subject of an involuntary proceeding in bankruptcy that is not dismissed within 60 days after initiation; (c) makes any general assignment for the benefit of its creditors; (d) makes any proposal to its creditors to take or attempt to take the benefit of any legislation relating to insolvency or bankruptcy; or (e) has a receiver, trustee, or liquidator appointed for all or a substantial portion of its property.

5.             SURVIVAL AND INDEMNIFICATION

5.1           SURVIVAL OF REPRESENTATIONS AND WARRANTIES

Each of the representations and warranties of the PARTIES contained in this Agreement shall survive the closing of the transactions contemplated hereby for a period of thirty-six (36) months, after which time no claim for an incorrect statement or representation, or for other breach of any warranty under this Agreement may be brought, and no litigation with respect thereto may be commenced.

5.2           INDEMNIFICATION BY SELLER

Subject to Section 5.1, SELLER covenants and agrees to indemnify, defend and hold PURCHASER, and its officers, directors, representatives and agents, harmless from, against and in respect to any and all losses, costs, expenses (including, without limitation, reasonable attorneys’ fees and disbursements of counsel) liabilities, damages, fines, penalties, charges, assessments, judgments, settlements, claims, causes of action and other obligations of any nature whatsoever that any of them may at any time, directly or indirectly, suffer, sustain, incur or become subject to, arising out of, based upon or resulting from or on account of each or all of the following:

(a)           The breach or falsity of any representation or warranty made by SELLER in this Agreement; or

(b)           The breach of any covenant or agreement made by SELLER in this Agreement, including the documents, instruments and agreements to be executed and/or delivered by SELLER pursuant hereto or thereto.

5.3           INDEMNIFICATION BY PURCHASER

Subject to Section 5.1, PURCHASER covenants and agrees to indemnify, defend and hold SELLER harmless from, against and in respect of any and all losses, costs, expenses (including, without limitation, reasonable attorneys’ fees and disbursements of counsel) liabilities, damages, fines, penalties, charges, assessments, judgments, settlements, claims, causes of action and other obligations of any nature whatsoever that any of them may at any time, directly or indirectly, suffer, sustain, incur or become subject to, arising out of, based upon or resulting from or on account of each or all of the following:

(a)           The breach or falsity of any representation or warranty made by PURCHASER in this Agreement; or

(b)           The breach of any covenant or agreement made by PURCHASER in this Agreement, including the documents, instrument and agreements to be executed and/or delivered by PURCHASER pursuant hereto or thereto.

6.             GENERAL PROVISIONS

6.1           EXPENSES

Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement.

6.2           FURTHER ASSURANCES

The PARTIES agree (a) to execute and deliver to each other such other documents, and (b) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement.

6.3           ENTIRE AGREEMENT AND MODIFICATION

This Agreement constitutes the entire Agreement by and between the PARTIES, and supersedes any other verbal or written representations, promises, agreements or understandings between the PARTIES and their respective agents or representatives. No representations, warranties, undertakings, or promises, whether written or oral, expressed or implied, have been made by SELLER or PURCHASER, unless expressly stated in this Agreement or unless agreed upon in writing by the PARTIES hereto. This Agreement may be amended or modified only by a writing signed by the PARTIES.

6.4           TIME OF ESSENCE

Time is of the essence with respect to all obligations of SELLER and PURCHASER under this Agreement. If any date designated in this Agreement falls on a Saturday, Sunday or legal holiday, such date shall automatically be extended until the next following business day.

6.5           CUMULATIVE RIGHTS AND WAIVER

The rights and remedies of the PARTIES to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege.

6.6           NOTICES

Under this Agreement if any party is required to give notice to another party, such notice shall be deemed given if delivered by a recognized overnight delivery service, or mailed first class, postage prepaid, and addressed as follows (or as subsequently noticed to the other party):

If to PURCHASER:

John O. Hanson

1903 Grandview Avenue

Red Wing, Minnesota 55066

If to SELLER:

TWIN CITIES POWER, LLC

Attn: Tim Krieger, President/CEO

16233 Kenyon Avenue, Suite 210

Lakeville, Minnesota 55044

Notices delivered by overnight delivery shall be deemed received upon the date of deposit with the delivery service, if such date is a business day. Otherwise, the effective date for such notice shall be the first business day following deposit with the delivery service. Notices sent by mail shall be deemed received on the earlier of actual receipt or three business days after deposit in the U.S. mail as provided above.

6.7           APPLICABLE LAW

This Agreement shall be construed and enforced in any State or Federal court in Minnesota in accordance with the laws of the State of Minnesota, irrespective of the domiciles of the PARTIES, the state in which the Agreement was executed, or any other factors affecting choice of law. If any portion of this Agreement is unenforceable under Minnesota Law, the balance of the Agreement shall remain in full force and effect if enforcement of the remainder of the Agreement is reasonably practicable.

6.8           BINDING EFFECT; ASSIGNMENT RESTRICTED

This Agreement shall be binding upon and inure to the benefit of the PARTIES hereto and their respective successors, permitted assigns, and representatives. Neither party shall assign, transfer or convey any interest in this Agreement or, nor agree to do so, without the prior written consent of the other party.

6.9           INTERPRETATION

The rule of strict construction against the drafting party shall not apply to this Agreement. SELLER and PURCHASER acknowledge that this Agreement is the product of all of both of their respective efforts, that it expresses their agreement, and that it should not be interpreted in favor of or against either party merely because of their efforts in preparing it. Therefore; the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. The invalidity of any or the provisions of this Agreement shall not affect or impair the validity or enforceability of the remainder or this Agreement.

6.10         COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

IN WITNESS WHEREOF, the PARTIES have executed and delivered this Agreement effective as of the date first written above.

PURCHASER:	SELLER:
TWIN CITIES POWER, L.L.C.

/s/ John O. Hanson	/s/ Timothy S. Krieger

JOHN O. HANSON	By:	TIMOTHY S. KRIEGER
Its: President/CEO

Dated: March 28th, 2012

Consent by Sole Member:

I, Timothy S. Krieger, the President/CEO of Twin Cities Power Holdings, LLC, a Minnesota Limited Liability Company, do consent and approve on behalf of Twin Cities Power Holdings, LLC to the sale of 496 Membership Units in Twin Cities Power, LLC (Financial Rights) only in accordance with the terms set forth in the aforesaid Membership Unit Purchase Agreement.

TWIN CITIES POWER HOLDINGS, LLC

/s/ Timothy S. Krieger

By:	TIMOTHY S. KRIEGER
Its: President/CEO